EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”) is made as of this 1st day of December, 2021 (the “Effective Date”), by and among Professional Holding Corp., a Florida corporation (the “Parent”), Professional Bank, a Florida state-chartered commercial bank (the “Bank”), and Daniel R. Sheehan (the “Executive”). WITNESSETH: WHEREAS, the Parent and the Bank desire to retain the services of and employ the Executive, and the Executive desires to provide services to the Parent and the Bank, pursuant to the terms and conditions of this Agreement; NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein contained, the Parent, the Bank and the Executive covenant and agree as follows: 1. Employment. Pursuant to the terms and conditions of this Agreement, the Parent and the Bank agree to employ the Executive and the Executive agrees to render services to the Parent and the Bank as set forth herein. Upon signing this Agreement, the Executive represents and warrants to the Parent and the Bank that the Executive has the full right and authority to perform all services required of the Executive during the Term (as defined below) and that such service by the Executive to the Parent and the Bank does not constitute a breach of any contract or legal obligation that the Executive may have to any other party. 2. Position and Duties. During the Term, the Executive shall serve as Chairman and Chief Executive Officer of the Parent and the Chairman of the Bank, shall at all times report solely to the Board of Directors of the Parent (the “Board”) and the Board of Directors of the Bank (as applicable), and shall undertake such duties, consistent with such titles and positions, as may be assigned to him from time to time by the Board, including serving on committees of the Parent and the Bank as required in the Parent’s or the Bank’s bylaws and as appointed from time to time by the Board, keeping the Board informed of industry and regulatory developments regarding the Parent or the Bank, and coordinating with Bank personnel and third parties to the extent necessary to further the strategic plan of the Parent and the Bank. In addition, the Board and/or its Compensation Committee (the “Compensation Committee”) shall provide the Executive with annual goals and responsibilities, as outlined in a "performance evaluation," after consulting with the Executive about the goals and responsibilities, and it is the Executive's responsibility to meet or exceed these goals as reasonably determined by the Board and/or Compensation Committee. The Executive will be based at the Bank's facility currently located in Palm Beach Gardens, Florida, subject to customary travel and business requirements, including the potential need to spend several days per week at one of the Bank’s other facilities. While the Executive is employed under this Agreement, the Board shall nominate the Executive as a member of the Board at each annual shareholders’ meeting during the Term, including any extension thereof; the Executive shall serve on the Board without additional compensation. In performing duties pursuant to this Agreement, the Executive shall devote his full business time, energy, skill and best efforts to promote the Parent and the Bank and their business and affairs; provided that, subject to Sections 10, 12 and 13 of this Agreement, the Executive shall have the right to serve on boards of directors (or equivalent bodies) of commercial entities fully disclosed in writing by the Executive to, and acknowledged in writing by, the Compensation Committee, manage and pursue personal and family interests, make passive investments in securities, real estate, and other assets, and also to participate in charitable and community activities and organizations, so long as such activities do not adversely affect the performance by the Executive of his duties and obligations to the Parent and/or the Bank and/or their subsidiaries (collectively, the “Bank Group”). 3. Term. (a) Subject to the provisions of Section 8 of this Agreement, the initial term of employment pursuant to this Agreement shall be for a period of three (3) years, commencing on the Effective Date and expiring (unless sooner terminated as provided in this Agreement) on the third anniversary of the Effective Date; provided that the term of this Agreement shall be automatically extended for additional successive one (1) year renewal terms on each anniversary of the Effective Date unless at least three (3) months prior to such anniversary of the Effective Date, the Parent or the Executive shall have given written notice to the other party that this Agreement shall not be extended beyond the then current term (the initial term and any renewal term, the “Term”). (b) In the event that the Executive’s employment with the Parent ceases at the end of the Term because the Executive (and not the Parent) has given a non-renewal notice set forth in Section 3(a) above, and not as a result of the occurrence of Good Reason pursuant to Section 8(b) below, then such termination of employment shall be treated as a voluntary termination by the Executive without Good Reason upon the last day of the Term. 4. Compensation. During the Term, the Parent shall pay or provide to the Executive as compensation for the services of the Executive set forth in Section 1 of this Agreement: (a) Annual Base Salary. An annual base salary (the “Annual Base Salary”) of no less than $500,000.00, which shall be payable in accordance with the Bank’s regular payroll practices. The Annual Base Salary may be increased (but not decreased) during the Term, and the Board or the Compensation Committee shall consider, on an annual basis, the appropriateness, nature and extent, if any, of an increase in the Annual Base Salary in its sole discretion. (b) Annual Bonus. (i) The Executive shall have the opportunity to earn, for each fiscal year of the Parent during the Term, an annual bonus (the “Annual Bonus”) pursuant to the terms of an annual incentive plan for senior executives of the Bank Group, as in effect from time to time. The Executive’s target Annual Bonus opportunity shall be no less than thirty percent (30%) of the Annual Base Salary on the last day of the applicable fiscal year (the “Target Bonus”). The actual amount of the Annual Bonus will be determined by the Board or the Compensation Committee in its discretion based on the achievement of performance goals established by the Board or the Compensation Committee in consultation with the Executive. (ii) The Annual Bonus shall be paid in the form of cash on or prior to the January 15 immediately following the end of each fiscal year to which it relates. (iii) The Target Bonus may be increased (but not decreased) during the Term, and the Board or the Compensation Committee shall consider, on an annual basis, the appropriateness, nature and extent, if any, of an increase in the Target Bonus in its sole discretion. (c) Long-Term Incentive Awards. With respect to each fiscal year of the Parent during the Term, the Executive shall be granted equity awards, as of no later than January 15 following the end of such fiscal year, for the applicable fiscal year. If such equity awards are granted after the Effective Date in the form of options to purchase common stock of the Parent (“Stock Options”), they shall vest in four (4) equal installments commencing on the last business day of each fiscal year following the fiscal year to which the Stock Option relates (for example, if a Stock Option in respect of fiscal year 2018 is granted on January 15, 2019, the first tranche would vest on December 31, 2019), subject to accelerated vesting upon a Change in Control (as defined below) and termination of employment without Cause or for Good Reason (each as defined below), have a ten (10)-year term from the date of grant and be exercisable on a net settlement basis with respect to both exercise price and tax withholding. If such equity awards are in the form of awards of restricted common stock of Parent (“Restricted Stock Awards”), they shall have the same vesting schedule and terms as set forth in the immediately preceding sentence with respect to the Stock Options. If such equity awards are in the form of awards of stock appreciation rights in respect of the common stock of the Parent (“SARs”), they shall be on the terms established by the Parent’s Board or Compensation Committee at the time of each grant. (d) Payroll and Tax Withholding. The Annual Base Salary, the Annual Bonus, the other incentive payments, and all other payments and compensation to the Executive for his services to the Bank Group shall be subject to all tax withholding and deductions required by federal, state or other law (including those authorized by the Executive but not otherwise required by law), including but not limited to state, federal and local income taxes, unemployment tax, Medicare and FICA, together with such deductions as the Executive may from time to time specifically authorize under any employee benefit program that may be adopted by the Bank Group for the benefit of its senior executives or the Executive. 5. Benefits and Insurance. (a) Generally. The Bank Group shall provide to the Executive such medical, disability, and life insurance, as well as any other benefits or perquisites, as the Bank Group shall provide from time to time to its other senior executives. As to health insurance, the Bank Group shall provide family health insurance coverage. The Executive understands that eligibility for the Bank’s benefit plans is contingent upon the Executive qualifying for eligibility under such plans. Subject to the terms of this Agreement, the Bank reserves the right to modify, suspend or terminate the benefit plans of the Bank Group at any time and from time to time. Once every five (5) years during the Term, the Bank Group shall pay or reimburse the Executive for any reasonable out-of-pocket cost that the foregoing insurance does not cover for annual physicals for the Executive. (b) Key Employee Insurance. The Bank Group shall have the right to obtain on the life of the Executive, pay all premium amounts related to, and maintain, “key employee” insurance naming any of the Bank Group as beneficiary. Selection of such insurance policy shall be in the sole and absolute discretion of the Board. The Executive shall, to the extent reasonably practicable, cooperate fully with the Bank Group and the insurer in applying for, obtaining and maintaining such life insurance, by executing and delivering such further and other documents as the Bank Group and/or the insurer may request from time to time, and doing all matters and things which may be convenient or necessary to obtain such insurance, including, without limitation, submitting to any physical examinations and providing any medical information required by the insurer. The Bank Group shall pay or reimburse the Executive for any reasonable costs he incurs in connection with his commitments under this Section 5(b). (c) Supplemental Disability and Life Insurance. The Bank Group shall provide supplemental disability and life insurance for the benefit of the Executive or his estate (as the case may be) in such reasonable amount to cover the estimated difference between the “Unit Appreciation Payment” (as defined in the Parent’s 2014 Share Appreciation Plan) in respect of outstanding SARs as provided in Section 8(e)(ii) and a Liquidity Event (as defined in the Parent’s 2014 Share Appreciation Rights Plan) that may occur following the Executive’s termination of employment due to death or Disability. The disability and life insurance provided for in this Section 5(c) shall be in addition to any other disability and life insurance that the Bank Group may provide to the Executive. 6. Vacation. During the twelve (12)-month period commencing on the date of this Agreement and each twelve (12)-month period thereafter, the Executive may take four (4) weeks of paid vacation time at such periods during each year as the Board and the Executive shall determine from time to time. Any unused vacation time will not roll over to the next twelve (12)-month period unless otherwise authorized by the Board. The Executive shall be entitled to full compensation during such vacation periods. 7. Reimbursement of Expenses. The Bank Group shall reimburse the Executive for reasonable expenses incurred in connection with his employment hereunder, subject to guidelines issued from time to time by the Board and upon submission of documentation in conformity with applicable requirements of federal income tax laws and regulations supporting reimbursement of such expenses. The Executive also shall be entitled to receive a monthly automobile allowance of $500. 8. Termination. The employment of the Executive may be terminated as follows: (a) Cause. By the Parent for Cause. (i) For purposes of this Agreement, any one or more of the following conditions shall constitute grounds for termination of the employment of the Executive for “Cause” under this Section 8(a): (1) The Executive’s willful failure or refusal to comply with the obligations required of him as set forth in this Agreement or comply with the material written policies of the Bank Group established from time to time or fail to perform the duties assigned to the Executive by the Board (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness);

(2) The Executive’s willful engaging in conduct involving fraud (other than good faith expense account disputes), deceit, personal dishonesty, or breach of fiduciary duty that has or would have if generally known adversely affected the business of the Bank Group; (3) The Executive’s violation of any law or regulation, memorandum of understanding, cease and desist order, or other agreement with any regulatory agency having jurisdiction over any of the Bank Group; (4) The Executive’s having become subject to continuing intemperance in the use of alcohol or drugs which has adversely affected, or may adversely affect, the business or reputation of the Bank or the Parent, or if the Executive reported to work under the influence of alcohol or any controlled substance; (5) The Executive’s having filed, or had filed against him, any petition under the federal bankruptcy laws or any state insolvency laws; (6) The Executive’s conviction of, or the entering by the Executive of a plea of guilty or nolo contendere with respect to, a criminal offense constituting a felony or involving moral turpitude; (7) The Executive having engaged in the unlawful harassment of employees or customers of any of the Bank Group, or conduct relating to creation of a hostile work environment, or violent acts or threats of violence; (8) The Executive having exposed the Bank Group to criminal liability substantially caused by the Executive which results in an adverse effect on the business, financial condition, prospects or results of operations of the Bank Group; or (9) The Executive being in material breach of any provision of this Agreement. No act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Bank Group. Any determination of Cause by the Parent shall be made by a resolution approved by two-thirds majority of the members of the Board, provided that no such determination may be made until the Executive has been given written notice detailing the specific event constituting such Cause and a period of thirty (30) days following receipt of such notice to cure such event (if susceptible to cure), and, if such event is not curable or is not cured, an opportunity to appear before the Board (with legal counsel if so requested in writing by the Executive) to discuss the specific circumstances alleged to give rise to the Cause event. Subject to the Executive’s right to cure and/or appear before the Board, if the Executive’s employment is terminated for Cause, the termination shall take effect on the effective date of such termination as specified in the written notice of such termination delivered to the Executive. (ii) In the event of termination for Cause, the Executive shall be entitled to receive only: (1) payment for all accrued but unpaid Annual Base Salary and accrued but unused vacation as of the date of the Executive’s termination of employment; (2) reimbursement for expenses incurred by the Executive pursuant to Section 7 hereof up to and including the date on which employment is terminated; (3) any earned or vested compensation or benefits to which the Executive may be entitled as of the date of termination pursuant to the terms of any compensation or benefit plans, including any vested benefits under retirement plans (with the payments described in subsections (1) through (3) above collectively called the “Accrued Obligations”); and (4) all of the Executive’s equity awards (including SARs) that are outstanding and vested as of the effective date of termination (provided, however, that in the case of equity awards which are not vested because they are subject to “cliff” vesting which has not yet occurred, a pro rata portion of such equity awards shall be deemed vested based on the total number of full months that have transpired as of the effective date of termination since the date of grant, divided by the total number of months required to satisfy the “cliff” vesting as provided in the grant) shall remain outstanding, in the case of SARs until the Liquidity Event (provided, however, that the “Unit Appreciation Payment” (as defined in the Parent’s 2014 Share Appreciation Rights Plan) in respect of such SARs would be deemed to be equal to the amount determined as of the effective date of termination), and in the case of any Stock Options (whether or not granted pursuant to this Agreement), until the earlier of (x) the 30th day following the date of termination (or any later expiration date specified in the applicable award agreement) and (y) the expiration of the full remaining term (the “Vested Equity Benefits”). The payments contemplated by subsections (1) and (2) shall be paid within thirty (30) days following the date of the Executive’s termination of employment, and the payments or benefits contemplated by subsection (3) shall be paid in accordance with the terms of the applicable benefit plan. (b) Good Reason. By the Executive for Good Reason. (i) For purposes of this Agreement, any one or more of the following conditions shall constitute grounds for the Executive’s resignation for “Good Reason” under this Section 8(b): (1) the assignment to the Executive of duties materially inconsistent with his positions as Chairman and Chief Executive Officer of the Parent and the Chairman of the Bank (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement, or a material diminution in such position, authority, duties or responsibilities (provided, however, that any assignment, reduction or diminution shall not be considered “Good Reason” if due to (A) the Executive's illness or Disability, (B) an order from any regulatory authority having jurisdiction over any of the Bank Group, or (C) the temporary suspensions of the Executive's duties, responsibilities, authority or title pending results of any Board commissioned investigation as to potential Cause for termination of the Executive's employment); (2) a requirement that the Executive report to an officer or employee instead of reporting directly to the Board; (3) a reduction in the Annual Base Salary or the Target Bonus, or any material reduction in the aggregate benefits provided under Section 5(a) (except if the Board reduces any such benefits for all senior executives); (4) the Bank Group’s requiring Executive to be based permanently at any office or location other than as provided in Section 2 of this Agreement resulting in an increase in his commute to and from his primary residence by thirty-five (35) miles or more; (5) the Board’s provision of notice of non-renewal of the Term; or (6) any other action or inaction that constitutes a material breach by the Bank Group of this Agreement. In order to invoke a termination for Good Reason, the Executive shall provide written notice to the Parent of the existence of one or more of the conditions described in subsection (1) through (6) within sixty (60) days following the Executive first becoming aware of the existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Bank Group shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Bank Group fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Executive’s “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (together with any regulations or other guidance promulgated thereunder, the “Code”)) must occur, if at all, within thirty (30) days following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.

(ii) If the Executive’s employment is terminated by the Executive for Good Reason, then the Executive shall be entitled only to: (1) the Accrued Obligations; (2) a separation allowance, payable in equal installments in accordance with normal payroll practices over the eighteen (18)-month period beginning immediately following the date of termination, equal to the product of (x) two (2.0) multiplied by (y) the sum of (A) the Annual Base Salary as of immediately prior to the date of termination and (B) the Target Bonus as of immediately prior to the date of termination (or, if none has been established, the Target Bonus in respect of the fiscal year completed prior to the date of termination); (3) any unpaid Annual Bonus earned by the Executive in respect of the fiscal year of the Parent that was completed on or prior to the date of termination (the “Unpaid Annual Bonus”), which Unpaid Annual Bonus shall be paid in a lump sum in cash within thirty (30) days following the date of termination (or any later date as may be required by Section 409A of the Code); (4) a prorated Annual Bonus in respect of the fiscal year of the Parent in which the date of termination occurs, with such amount to equal the product of (A) the portion of the Target Bonus for the fiscal year in which the date of termination occurs, such portion to be based on the Executive’s actual performance achieved for such fiscal year as measured against his performance goals for that fiscal year, as determined by the Compensation Committee; and (B) a fraction, (I) the numerator of which is the number of days in the fiscal year of the Parent in which the date of termination occurs through the date of termination, and (II) the denominator of which is 365 (the “Prorated Annual Bonus”), which Prorated Annual Bonus shall be paid in a lump sum in cash within thirty (30) days following the date of termination (or any later date as may be required by Section 409A of the Code); (5) the Parent and the Bank shall arrange and pay all costs for the Executive to continue to participate (through reimbursement by the Bank to the Executive for COBRA payments, insurance premiums, or otherwise) on substantially the same terms and conditions as in effect for the Executive immediately prior to such termination, in the medical, dental, vision, disability and life insurance programs provided to the Executive pursuant to Section 5(a) of this Agreement until the earlier of (i) the end of the eighteen (18) month period beginning on the effective date of the termination of the Executive’s employment hereunder, or (ii) such time as the Executive is eligible to be covered by comparable benefit(s) of a subsequent employer, with the Executive to notify the Parent promptly upon eligibility for any such comparable coverage; and (6) all of the Executive’s equity awards, including SARs, Stock Options and Restricted Stock, whether or not granted pursuant to this Agreement, that are outstanding as of the date of termination shall fully vest, with the vesting of any performance-based awards to be determined based on the actual performance measured as of the latest practicable date prior to the date of termination. Any Stock Options held by the Executive shall remain exercisable for the full remaining term to the same extent as if the Executive had remained actively employed by the Bank Group, and any SARs will remain outstanding through the Liquidity Event. The “Unit Appreciation Payment” (as defined in the Parent’s 2014 Share Appreciation Rights Plan) in respect of outstanding SARs would be deemed to be equal to the amount determined as of the Liquidity Event (as defined in the Parent’s 2014 Share Appreciation Rights Plan) and be paid at the time set forth in such plan. Awards (other than SARs, Stock Options and Restricted Stock Awards) shall be settled as soon as reasonably practicable following the date of termination (but not later than thirty (30) days following the termination date) or such later date as is required by 409A of the Code. For the avoidance of doubt, the terms of this Section 8(b)(ii)(6) (including the definitions of “Cause,” “Disability,” “Good Reason” and “Change in Control” set forth in this Agreement) shall supersede any different terms set forth in the plans or award agreements governing equity awards held by the Executive. (c) Resignation without Good Reason. By the Executive upon the lapse of sixty (60) days following written notice by the Executive to the Board of his resignation from the Bank Group for other than Good Reason; provided, however, that the Parent, in its discretion, may cause such termination to be effective at any time during such thirty (30)-day period. If the Executive’s employment is terminated because of the Executive’s resignation, without Good Reason, the Executive will be entitled only to the Accrued Obligations and the Vested Equity Benefits.

(d) Without Cause. If the Executive’s employment is terminated by the Parent without Cause at any time, the Executive shall be entitled only to the payments and benefits specified in Sections 8(b)(ii)(1) – 8(b)(ii)(6). (e) Death or Disability. In the event of the Executive’s death, the Executive’s employment shall automatically cease and terminate as of the date of death. If the Executive becomes Disabled, the Parent may terminate the Executive’s employment upon thirty (30) days written notice to the Executive. (i) For purposes of this Agreement, the terms “Disabled” or “Disability” means the Executive’s inability, because of physical or mental illness or injury, substantially to perform his duties hereunder as a result of physical incapacity for a continuous period of at least four (4) months, and any dispute as to the Executive’s incapacitation shall be resolved by an independent physician selected by the Board and reasonably acceptable to the Executive, whose determination shall be final and binding upon both the Executive and the Parent. (ii) In the event of the Executive’s termination of employment due to his death or Disability, the Executive or his estate or legal representatives shall be entitled to only the compensation and benefits set forth in Sections 8(b)(ii)(1), (3), and (4) and the Vested Equity Benefits (provided, however, that (A) all SARs that are outstanding as of the date of death or Disability shall fully vest, and (B) the “Unit Appreciation Payment” (as defined in the Parent’s 2014 Share Appreciation Rights Plan) in respect of outstanding SARs would be determined and made pursuant to the terms of the Parent’s 2014 Share Appreciation Rights Plan). (f) Change in Control. (i) For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following events: (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Parent (the “Outstanding Parent Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (W) any acquisition directly from the Parent, (X) any acquisition by the Parent, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any entity controlled by the Parent, or (Z) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (3) of this Section 8(f)(i); (2) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 8(f)(i), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the then Board shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; (3) The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Parent or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Parent, or the acquisition of assets or securities of another entity by the Parent or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Parent or all or substantially all of the Parent’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be; (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Parent or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than fifty percent (50%) or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (4) The approval by the shareholders of the Parent of a complete liquidation or dissolution of the Parent. (ii) In the event of the Executive’s termination of employment without Cause or for Good Reason within twelve (12) months following a Change in Control, the Executive shall be entitled to only the payments and benefits specified in Sections 8(b)(ii)(1) – 8(b)(ii)(6); provided, however, that the payments contemplated by Section 8(b)(ii)(2) shall be paid in a lump sum within thirty (30) days following the date of termination to the extent permitted by Section 409A of the Code. (g) Expiration. In the event of the termination of the Executive’s employment following the expiration of the Term, the Executive shall be entitled only to the Accrued Obligations and the Vested Equity Benefits. (h) Release. Notwithstanding anything in this Agreement to the contrary, as a condition to receipt by the Executive of the payments due from the Bank pursuant to the applicable provision in this Section 8 in connection with a termination or expiration of his employment, the Executive shall execute and deliver to the Bank within twenty-two (22) days of the effective date of his termination of employment a general release of claims in the form attached as Exhibit A. (i) Resignation from Other Positions. Any termination or expiration of the Executive’s employment for any reason shall require that the Executive resign all other positions (including as director) the Executive may then be holding with the Bank Group or as trustee of any of their benefit plans, unless the Board and the Executive agree to the contrary. (j) Regulatory Restrictions. The parties acknowledge and agree that the compensation and benefits set forth in this Section 8 as being payable upon termination or expiration of this Agreement constitute liquidated damages upon the termination or expiration of this Agreement, and the parties hereto have agreed that such compensation and benefits are reasonable. The parties further acknowledge and agree that the Bank Group shall not be required to pay any compensation or benefits under this Section 8 to the extent prohibited by 12 C.F.R. Part 359 or any successor regulations regarding employee compensation promulgated by any regulatory agency having jurisdiction over any of the Bank Group. 9. Notice. All notices permitted or required to be given to either party under this Agreement shall be in writing and shall be deemed to have been given (a) in the case of delivery, when addressed to the other party as set forth at the end of this Agreement and delivered to said address, (b) in the case of mailing, three (3) days after the same has been mailed by certified mail, return receipt requested, and deposited postage prepaid in the U.S. Mails, addressed to the other party at the address as set forth at the end of this Agreement, and (c) in any other case, when actually received by the other party. Either party may change the address at which said notice is to be given by delivering notice of such to the other party to this Agreement in the manner set forth herein.

10. Confidential Matters. (a) The Executive is aware and acknowledges that the Executive shall have access to Confidential Information by virtue of his employment. The Executive agrees that, during the period of time the Executive is retained to provide services to the Bank Group, and thereafter subsequent to the termination or expiration of the Executive’s services to the Bank Group for any reason whatsoever, the Executive will not, directly or indirectly, use, release or divulge any Confidential Information whatsoever relating to any of the Bank Group or their business, to any other person or entity without the prior written consent of the Parent. During the Term, the Executive shall take all steps reasonably necessary and/or requested by the Board to ensure that the Bank Group’s Confidential Information is kept confidential pursuant to this Agreement. “Confidential Information” shall include the various confidential, trade secret and/or proprietary information of any of the Bank Group and of their clients and customers, including, without limitation, ideas, concepts, plans, designs, marketing techniques, sales techniques, forecasts, projections, products, technology, methods, procedures, pricing, costs, cost reports, customers, customer lists, customer identification, customer prospects, designs, computer systems, passwords, computer software, procedures, methods, formulae, financial statements, assets, liabilities, revenues, business methods, marketing information, marketing methods, acquisition plans, contract terms, contract negotiations, compensation information, structures and plans, employee responsibilities and duties, copyrights, trademarks, patents and other proprietary information. Confidential Information does not include information that is available to the public or which becomes available to the public other than through a breach of this Agreement on the part of the Executive. Also, the Executive shall not be precluded from disclosing Confidential Information in furtherance of the performance of his services to the Bank Group or to the extent required by any legal proceeding. The Executive also agrees that all files, records, documents, equipment and similar items and technological information whether maintained in hard copy or by electronic means relating to the Bank Group’s business, whether prepared by the Executive or others, shall remain the exclusive property of the Bank Group. Upon the termination of Executive’s employment, or at any earlier time requested by the Parent, the Executive will promptly return to the Parent all copies and manifestations of all Confidential Information as well as any other property of any of the Bank Group, which is in the Executive’s possession or under the Executive’s control. The Executive agrees not to delete, modify or copy any work file or Confidential Information prior to or subsequent to termination or expiration of employment. For the avoidance of doubt, the parties agree that each of the terms of this Agreement shall be considered “Confidential Information” within the meaning of this Section 10, and may be disclosed by the Executive only to the limited extent permitted by the terms of this Section 10, to his spouse, and to his advisors; without limiting the generality of the foregoing, they may not be disclosed by the Executive to any other employees of any of the Bank Group other than anyone designated in writing by the Board. (b) In the event the Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, the Executive agrees to provide the Bank Group with prompt notice of such request or requirement to enable the Bank Group to seek an appropriate protective order, waive compliance with the provisions of this Agreement or take other appropriate action. The Executive agrees to use the Executive’s best efforts in such event to assist the Bank Group in obtaining a protective order. If, in the absence of a protective order or the receipt of a waiver under this Agreement, the Executive is nonetheless, in the written opinion of the Executive’s counsel, compelled to disclose the Confidential Information to any tribunal, the Executive, after notice to the Bank Group, may disclose to such tribunal only such Confidential Information that the Executive is compelled to disclose. The Executive shall not be liable for the disclosure of Confidential Information to a tribunal compelling such disclosure unless such disclosure was caused or resulted from a previous disclosure by the Executive not permitted under this Agreement. (c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall impair the Executive’s rights under the whistleblower provisions of any applicable federal law or regulation or, for the avoidance of doubt, limit the Executive’s right to receive an award for information provided to any government authority under such law or regulation. 11. Injunction without Bond. The Bank Group has entered into this Agreement in order to obtain the benefit of the Executive’s unique skills, talent, and experience. The parties enter into this Agreement with the understanding that the base salary and all other compensation and benefits to be paid to the Executive pursuant to this Agreement have been based in part on the value to the Bank Group of each of the provisions of this Agreement. The Executive acknowledges and agrees that any breach or threatened breach of this Agreement will result in irreparable damage to the Bank Group and, accordingly, any of the Bank Group may obtain injunctive relief, a decree of specific performance and/or any other equitable relief for any breach or threatened breach of this Agreement in addition to any other remedies available to the Bank Group, without being required to show any actual damage, or to post an injunction bond, and the prevailing party in any such proceeding will be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees in connection therewith. Nothing herein shall be construed as prohibiting the Bank Group from pursuing such other remedies available to it for any such breach or threatened breach including recovery of damages from the Executive. 12. Legitimate Business Interests; Noncompetition. (a) Legitimate Business Interests. The Executive acknowledges and agrees that in the performance of his duties of employment with the Bank Group he will be in contact with customers, potential customers and/or information about customers or potential customers of the Bank Group either in person, through the mails, by telephone or by other electronic means. The Executive also acknowledges and agrees that trade secrets and confidential information of the Bank Group that will be gained by the Executive during his employment with the Bank Group, have been developed by the Bank Group through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of the Bank Group. The Executive further understands, acknowledges and agrees that the foregoing makes it necessary for the protection of the Bank Group’s businesses that the Executive not divert business or customers from the Bank Group and that the Executive maintain the confidentiality and integrity of the Confidential Information as provided in this Agreement. (b) Noncompetition. Notwithstanding anything in this Agreement to the contrary, the Executive agrees that during the period of time the Executive is retained to provide services to the Bank, and thereafter for a period of one (1) year subsequent to the termination or expiration of the Executive’s services to the Bank Group for any reasons whatsoever, the Executive will not enter the employ of, or have any interest in, directly or indirectly (either as executive, partner, director, officer, consultant, principal, agent, employee or investor), any other bank or financial institution or any entity which accepts deposits, makes loans (whether presently existing or subsequently established) similar to the types of loans made by the Bank (or for which the Bank plans on making based on a then- existing plan to do so) as of the date of the Executive’s termination, or engages in any other business being conducted by the Bank (or for which the Bank plans on conducting based on a then-existing agreement to do so) as of the date of the Executive’s termination, and/or any holding company or other affiliate for or of any of the foregoing, and which has an office located within a radius of fifty (50) miles of any office of the Bank as of the date of Executive’s termination; provided, however, that the foregoing shall not preclude any ownership by the Executive of an amount not to exceed five percent (5%) of the equity securities of any entity which is subject to the periodic reporting requirements of the 1934 Act (so long as the Executive has no active participation in the business of such entity and does not have, other than in his capacity as a common shareholder, the right to elect or appoint a member to the board of directors or comparable governing body of such entity or of any of its affiliates) and the shares of the Parent’s common stock owned by the Executive at the time of termination or expiration of employment. 13. Nonsolicitation; Noninterference; Non-Disparagement. (a) The Executive agrees that during the period of time the Executive is retained to provide services to the Bank Group, and thereafter for a period of twelve (12) months subsequent to the termination or expiration of the Executive's services to the Bank Group for any reason whatsoever, the Executive will not, directly or indirectly through any other person or entity, (i) solicit for employment by the Executive, or anyone else, or employ (directly or indirectly) any employee of the Bank Group or any person who was an employee of the Bank Group within twelve (12) months prior to such proposed employment or solicitation of employment; (ii) induce, or attempt to induce, any employee of the Bank Group to terminate such employee’s employment; (iii) induce, or attempt to induce, anyone having a business relationship with the Bank Group to terminate or curtail such relationship or enter into a similar relationship with another financial institution or financial services company or, on behalf of himself or anyone else, compete with the Bank Group; (iv) knowingly make any untrue statement concerning the Bank Group or their directors or officers to anyone; or (v) permit anyone controlled by the Executive, or any person acting on behalf of the Executive or anyone controlled by an employee of the Executive, to do any of the foregoing. (b) The Executive agrees not to hold himself out in any manner as a director, officer, employee, agent or in any other manner as a representative of Parent, the Bank or any of their respective direct or indirect affiliates from and after the termination or expiration of the Term and going forward.

14. Remedies. The Executive agrees that the restrictions set forth in this Agreement are fair and reasonable. The covenants set forth in this Agreement are not dependent covenants and any claim against the Bank Group, whether arising out of this Agreement or any other agreement or contract between any of the Bank Group and the Executive, shall not be a defense to a claim against the Executive for a breach or alleged breach of any of the covenants of the Executive contained in this Agreement. It is expressly understood by and between the parties hereto that the covenants contained in this Agreement shall be deemed to be a series of separate covenants. The Executive understands and agrees that if any of the separate covenants are judicially held invalid or unenforceable, such holding shall not release the Executive from the Executive’s obligations under the remaining covenants of this Agreement. If in any judicial proceedings, a court shall refuse to enforce any or all of the separate covenants because taken together they are more extensive (whether as to geographic area, duration, scope of business or otherwise) than necessary to protect the business and goodwill of the Bank Group, it is expressly understood and agreed between the parties hereto that those separate covenants which, if eliminated or restricted, would permit the remaining separate covenants or the restricted separate covenant to be enforced in such proceeding shall, for the purposes of such proceeding, be eliminated from the provisions of this Agreement or restriction, as the case may be. 15. Invalid Provision. In the event any provision should be or become invalid or unenforceable, such facts shall not affect the validity and enforceability of any other provision of this Agreement. Similarly, if the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then any such restriction or covenant shall be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant. 16. Governing Law; Venue. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Florida. The sole and exclusive venue for any action arising out of this Agreement shall be a state court situated in Palm Beach County, Florida, and the parties to this Agreement agree to be subject to the personal jurisdiction of such Court and that service on each party shall be valid if served by certified mail, return receipt requested or hand delivery. Notwithstanding anything to the contrary in this Agreement, each of the parties agrees that prior to commencing any claims for breach of this Agreement (except to pursue injunctive or other equitable relief) to submit, for a period of sixty (60) days, to voluntary mediation before a jointly selected neutral third party mediator under the auspices of JAMS, Miami, Florida, Resolutions Center (or any successor location), pursuant to the procedures of JAMS Mediation Rules conducted in the State of Florida (however, such mediation or obligation to mediate shall not suspend or otherwise delay any termination or other action of the Bank Group or affect the Bank Group’s other rights). The Bank Group shall be responsible for the costs of the mediator and the related mediation costs, provided that each party shall be responsible for its or his attorneys’ fees and costs. 17. Attorneys’ Fees and Costs. In the event a dispute arises between the parties under this Agreement and suit is instituted, the prevailing party shall be entitled to recover his or its costs and attorneys’ fees from the nonprevailing party. As used herein, costs and attorneys’ fees include any costs and attorneys’ fees in any appellate proceeding. 18. Binding Effect. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors, assigns and legal representatives of the Bank Group and the heirs and legal representatives of the Executive. 19. Effect on Other Agreements. This Agreement and the termination or expiration thereof shall not affect any other agreement between the Executive and the Bank Group, and the receipt by the Executive of benefits thereunder. 20. Miscellaneous. The rights and duties of the parties hereunder are personal and may not be assigned or delegated without the prior written consent of the other party to this Agreement; provided, however, that the Executive’s rights to payments or benefits hereunder may be transferred only by will or the laws of descent and distribution or to the Executive’s representative in the event of his disability; and provided further, that the rights and obligations of the Bank Group under this Agreement may be assigned in the case of a consolidation or merger with, or a transfer of all or substantially all of the assets of the Bank Group to, another entity which prior to the consummation of such combination transaction expressly assumes all of the Bank Group’s obligations to the Executive hereunder (for the avoidance of doubt, the foregoing proviso shall not affect the Bank Group’s and the Executive’s rights set forth in Section 8(f) of this Agreement). The captions used herein are solely for the convenience of the parties and are not used in construing this Agreement. Time is of the essence of this Agreement and the performance by each party of its or his duties and obligations hereunder. 21. Compliance with Section 409A. (a) General. It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on the Executive pursuant to Section 409A of the Code. In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that the Executive executes the Release) shall be paid in the later taxable year. With respect to any compensation that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, to the extent necessary to comply with Section 409A of the Code, a Change in Control (whether alone or with any other event) shall not constitute a payment or distribution event, or an event that otherwise changes the timing of payment or distribution, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations promulgated thereunder (a “Section 409A CIC”); provided, however, that whether or not a Change in Control is a Section 409A CIC, such Change in Control shall result in the accelerated vesting of any compensation to the extent provided by the terms thereof or this Agreement. (b) Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement); (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. (c) Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if the Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by the Bank Group as in effect on the date of termination), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to the Executive under this Agreement during the six (6)-month period immediately following the Executive’s separation from service (as determined in accordance with Section 409A of the Code) on account of the Executive’s separation from service shall be accumulated and paid to the Executive on the first business day of the seventh (7th) month following his separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on the Executive under Section 409A of the Code. If the Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of his estate on the first to occur of the Delayed Payment Date or thirty (30) days after the date of the Executive’s death. 22. Limitation on Parachute Payments. In the event that the payments and other benefits provided for in this Agreement or otherwise payable to the Executive (such payments and benefits, the “280G Payments”) (a) constitute "parachute payments" within the meaning of Section 280G of the Code and (b) but for this Section 22, would be subject to the excise tax imposed by Section 4999 of the Code, then, subject to the immediately following sentence, the 280G Payments under this Agreement will be reduced to the extent such reduction would result in no portion of the 280G Payments being subject to excise tax under Section 4999 of the Code. Notwithstanding the foregoing, the reduction contemplated by this Section 22 shall be made only if the Accountants (as defined below)

determine that such reduction would result in the Executive retaining a greater amount of the 280G Payments on a net after-tax basis than if no reduction were made. Any reduction in 280G Payments pursuant to this Section 22 will occur in the following order: (i) cash payments that may not be valued under Treas. Reg. § 1.280G-1, Q&A-24(c) (“24(c)”), (ii) equity-based payments that may not be valued under 24(c), (iii) cash payments that may be valued under 24(c), (iv) equity-based payments that may be valued under 24(c) and (v) other types of benefits. Within any such category of 280G Payments (that is, (i), (ii), (iii), (iv) or (v)), a reduction shall occur first with respect to amounts that are not deferred payments and then with respect to amounts that are. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Executive's equity awards. To the extent requested by the Executive, the Bank Group shall cooperate with the Executive in good faith in valuing, and the Accountants shall take into account the value of, services provided or to be provided by the Executive (including, without limitation, the Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, before, on or after the date of a change in ownership or control of the Bank Group (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code. Any determination required under this Section 22 will be made in writing by the Parent's independent public accountants engaged by the Parent for general audit purposes immediately prior to the Change of Control (the "Accountants"), whose good faith determination will be conclusive and binding upon the Executive and the Bank Group for all purposes. If the independent registered public accounting firm so engaged by the Parent is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, or if such firm otherwise cannot perform the calculations, the Parent shall appoint a nationally recognized independent registered public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code to make the determinations required hereunder and to act as the Accountants. For purposes of making the calculations required by this Section 22, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Bank Group and the Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Parent will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section. 23. Regulatory Actions. Notwithstanding any other provision of this Agreement to the contrary, any amounts paid or payable to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Sections 18(k) and 32(a) of the Federal Deposit Insurance Act (“FDIA”) and Part 359 of the FDIC’s rules and regulations, and any regulations promulgated under the FDIA, and also are subject to and conditioned upon compliance by the Bank Group with any Memorandum of Understanding, Consent Order, or other agreement between any of the Bank Group and the FDIC and/or the Florida Office of Financial Regulation. In the event that any provision of this Agreement is found to be inconsistent with such regulations, the parties shall cooperate to reform such provisions to preserve their original intentions in executing this Agreement to the maximum extent possible. 24. Complete Agreement. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. The covenants concerning confidential matters, noncompetition, nonsolicitation and nondisparagement set forth in Sections 10 through 15 of this Agreement shall supersede any similar provisions set forth in any contract, agreement or arrangement between the Executive and any member of the Bank Group, and shall be the exclusive covenants applicable to the Executive while employed by the Bank Group. This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, change or modification.

25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding on a party so confirming. 26. Indemnification. (a) The Bank Group shall jointly and severally indemnify, defend and hold the Executive harmless, to the maximum extent permitted by law (and subject to any mandatory exclusion of indemnification under Florida law), against all judgments, fines, amounts paid in settlement and all reasonable expenses, including reasonable attorneys’ fees and costs incurred by the Executive, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that the Executive is or was an officer or director of the Bank Group, regardless of whether such action or proceeding is one brought by or in the right of any of the Bank Group, except that the foregoing shall not apply if the action or proceeding is one brought by or in the right of the Bank Group if the Executive has been terminated for “Cause” as defined in this Agreement. Each of the parties hereto shall give prompt notice to the other of any action or proceeding from which the Bank Group is obligated to indemnify, defend and hold harmless the Executive of which it or he (as the case may be) gains knowledge. (b) The Parent agrees that, during the Executive’s employment and through all applicable statutes of limitations, the Parent shall use its best efforts to cause the Executive to be covered and insured up to the full limits provided by all directors’ and officers’ insurance which the Bank Group then maintains to indemnify its directors and officers (and to indemnify the Bank Group for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors), subject to applicable deductibles and to the terms and conditions of such policies. 27. JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION 27. 28. Survivability. The provisions of this Agreement that by their terms call for performance subsequent to the termination of either the Executive’s employment or this Agreement (including the terms of Sections 8 through 27) shall so survive such termination. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. PROFESSIONAL HOLDING CORP. By: /s/ Herb Martens Name: Herb Martens Title: Director PROFESSIONAL BANK By: /s/ Herb Martens Name: Herb Martens Title: Director EXECUTIVE /s/ Daniel R. Sheehan Print Name: Daniel R. Sheehan

Exhibit A GENERAL RELEASE OF CLAIMS This General Release of Claims (this “Agreement”) is entered into on [●], 202[●], by and among Professional Holding Corp., a Florida corporation (the “Parent”), Professional Bank, a Florida state-chartered commercial bank (the “Bank”), and Daniel R. Sheehan (the “Executive”). 1. General Release and Waiver of Claims. (a) Release. In consideration of the payments and benefits provided under the Employment Agreement, dated as of [●], by and among the Parent, the Bank and the Executive (the “Employment Agreement”), and after consultation with counsel, the Executive and each of the Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Bank Group (as defined in the Employment Agreement) and its officers, employees, directors and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”) that the Releasors may have arising out of the Executive’s employment relationship with and service as an employee, officer or director of the Bank Group, and the termination of any such relationship or service, in each case up to and including the Executive’s date of termination; provided, however, that notwithstanding anything contained herein to the contrary, this Agreement shall not affect: (i) the obligations of the Bank Group set forth in the Employment Agreement which survive termination or expiration, including without limitation under Sections 8, 20 and 26, or under any other benefit plan, agreement, arrangement or policy of the Bank Group that is applicable to the Executive that, in each case, by its terms, contains obligations that are to be performed after the date hereof by the Bank Group; (ii) any indemnification or similar rights the Executive has as a current or former officer, director, employee or agent of the Bank Group, including, without limitation, any and all rights thereto under applicable law, the Parent’s or the Bank’s bylaws or other governance documents, or any rights with respect to coverage under any directors’ and officers’ insurance policies and/or indemnification agreements; (iii) benefits or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; and (iv) any Claims that may arise in the future from events or actions occurring after the date of the Executive’s execution of this General Release of Claims or that the Executive may not by law release through an agreement such as this. (b) Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Parent in connection with the Executive’s termination of employment to consult with an attorney of the Executive’s choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than [twenty-one (21)] [forty-five (45)] calendar days to consider the terms of this Agreement and to consult with an attorney of the Executive’s choosing with respect thereto; and (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement. The Executive also understands that the Executive has seven (7) calendar days following the date on which the Executive signs this Agreement within which to revoke the release contained in this Section 1(b), by providing the Parent a written notice of the Executive’s revocation of the release and waiver contained in this Section 1(b). A-1

(c) No Assignment. The Executive represents and warrants that the Executive has not assigned any of the Claims being released under this Agreement. 2. Proceedings. The Executive has not filed, and agrees not to initiate or cause to be initiated on the Executive’s behalf, any complaint, charge, claim or proceeding against the Releasees with respect to any Claims released under Section 1(a) or (b) before any local, state or federal agency, court or other body (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding involving such Claims. The Executive waives any right the Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding involving such Claims. To the maximum extent permitted by law, the Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, provided that the foregoing shall not apply to any legally protected whistleblower rights (including under Rule 21F under the Securities Exchange Act of 1934). 3. Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative. 4. No Admission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Bank Group. 5. Governing Law and Venue. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed therein. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida. Each party consents to the jurisdiction of such Florida court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Florida court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules. 6. Counterparts. This Agreement may be executed in counterparts and each counterpart will be deemed an original. 7. Notices. All notices, requests, demands or other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the party to whom such notice is being given as follows: As to the Executive: the Executive’s last address on the books and records of the Parent As to the Parent: [●] Attention: General Counsel [ADDRESS]

Any party may change his, her or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein. THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT AND THAT THE EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT THE EXECUTIVE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE PROVIDED FOR HEREIN VOLUNTARILY AND OF THE EXECUTIVE’S OWN FREE WILL. IN WITNESS WHEREOF, the Executive has executed this Agreement on the date set forth below. _______________________________________ Dated as of: _____________________________ A-3